Exhibit 10.4

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of March __, 2015 (this “Agreement”), between RMG Networks Holding Corporation, a Delaware corporation (the “Company”) and the stockholder set forth on the signature page hereto (the “Holder”).

WHEREAS, the Holder beneficially owns (or on the record date of the Special Meeting (as defined below) will beneficially own), directly or indirectly, shares of common stock, par value $0.0001 per share (the “Shares”), of the Company (the “Common Stock”);

WHEREAS, the Company proposes to conduct a private placement of its Series A Convertible Preferred Stock (the “Offering”), pursuant to a Purchase Agreement of even date herewith (the “Purchase Agreement”) among the Company and the investors named therein, including certain members of the Company’s management (or their affiliates) (collectively, the “Investors”);

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company intends to call and hold a meeting of its stockholders (the “Special Meeting”) to seek stockholder approval of the issuance and sale of shares of Common Stock to the Investors pursuant to the Offering, to the extent required by the Nasdaq Marketplace Rules, including (i) the issuance of shares of Common Stock in the Offering, at a price less than the greater of market price or book value of such securities, equaling 20% or more of the common stock or voting power of the Company outstanding before the Offering, as and to the extent required by Nasdaq Marketplace Rule 5635(d), (ii) the issuance of shares of Common Stock in the Offering to officers or directors of the Company (or their affiliates), as and to the extent required by Nasdaq Marketplace Rule 5635(c), and (iii) the issuance of shares of Common Stock in the Offering in a manner that constitutes a change of control of the Company, as and to the extent required by Nasdaq Marketplace Rule 5635(b) (collectively, the “Proposal”); and

WHEREAS, the convertibility of the securities issued in the Offering is contingent upon the receipt of approval of the Company’s stockholders of the Proposal at the Special Meeting.

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.

Agreement to Vote

(a)

The Holder hereby agrees to vote (or cause to be voted), in person or by proxy, at the Special Meeting all of the Shares beneficially owned by him, her or it as of the record date for the Special Meeting (i) in favor of the approval of the Proposal and (ii) without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone the Special Meeting to a later date if there are not sufficient votes for approval of such matters on the date on which the Special Meeting is held.  Any such vote will be cast or consent will be given in accordance with the procedures applicable thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

(b)

The Holder hereby revokes (or causes to be revoked) any and all previous voting proxies granted with respect to the voting of any of the Shares.

2.

Representations and Warranties and Covenants of the Holder.  The Holder hereby represents and warrants, severally but not jointly, to the Company and each Investor as follows:

(a)

The Holder has full requisite authority and power to execute, deliver and perform its obligations under this Agreement.  The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required action on the part of the Holder and no other proceedings on the part of the Holder are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby.  This Agreement constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(b)

The execution and delivery of this Agreement by the Holder does not, and the performance of this Agreement by the Holder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Holder or by which the Shares owned by the Holder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by the Holder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Holder is a party or by which the Holder or the Shares owned by the Holder are bound.

(c)

The execution and delivery of this Agreement by the Holder does not, and the performance of this Agreement by the Holder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Holder (except for filing pursuant to the Securities Exchange Act of 1934, as amended).

(d)

The Holder holds, beneficially or of record, good and valid title to the Shares owned by the Holder and has the power to vote, without restriction, such Shares on all matters brought before holders of capital stock of the Company.  The Holder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by the Holder.

(e)

The Holder hereby covenants and agrees that the Holder shall not, until the termination of this Agreement, offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of its securities, grant a proxy or power of attorney with respect to, or create or permit to exist any limitation on the Holder’s voting rights (“Encumbrance”) with respect to its Shares, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any the Holder may assign, sell, transfer, tender, hypothecate or otherwise dispose of any Shares owned by it provided that any such recipient of such Shares has delivered to the Company and each Investor a written agreement in a form reasonably satisfactory to the Investors that the recipient shall be bound by, and the Shares so transferred, assigned or sold shall remain subject to this Agreement.

3.

Termination.  This Agreement and the obligations of the parties under this Agreement may only be terminated upon the mutual consent of all parties hereto; provided, however, that this Agreement shall automatically terminate, without any action by the parties hereto, upon the first to occur of (a) the approval by the Company’s stockholders of the Proposal, (b) the conclusion of the last Subsequent Stockholders Meeting (as such term is defined in the Purchase Agreement) or (c) the termination of the Purchase Agreement in accordance with its terms.

4.

Miscellaneous.

(a)

Except as otherwise provided herein or in the Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed), sent via electronic mail, sent by an internationally recognized overnight courier (providing proof of delivery), or mailed in the United States by certified or registered mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)

if to the Company, at the offices of the Company at 15301 North Dallas Parkway, Suite 500, Addison, TX 75001, Attn: General Counsel, Facsimile: (972) 767-3415; with copies (which shall not constitute notice) to: Greenberg Traurig, LLP, Attn: Ameer Ahmad, 77 West Wacker Drive, Suite 3100, Chicago, IL 60601, Facsimile: (312) 456-8435; and

(ii)

if to the Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company.

(c)

If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

(d)

This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

(e)

This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  For purposes of this Agreement, facsimile signatures or signatures by other electronic form of delivery shall be deemed originals.

(f)

This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to its rules regarding conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

(g)

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party, except as provided in Section 2 hereof.  Any assignment in violation of the preceding sentence shall be void.  Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h)

Each of the parties hereto hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and obligations arising hereunder brought by any party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 4(h), (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the action in such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement or the subject matter hereof may not be enforced in or by such courts.

(i)

Subject to applicable law, any provision of this Agreement may be waived.  Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party against whom waiver is sought; provided, that any waiver given in compliance with this Section 4(i) or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Subject to applicable law, any of the provisions of this Agreement may be amended at any time, by the mutual written agreement of the parties.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

(j)

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

(k)

The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any party.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches and/or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled to at law or in equity.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RMG NETWORKS HOLDING CORPORATION

By:
Name:
Title:

HOLDER

[Name of Holder]

Name:
Title: